Exhibit 23.1

Consent of Independent Registered

Public Accounting Firm

We Consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103894) pertaining to the American Pharmaceutical Partners Savings and Retirement Plan of our report dated May 24, 2005, with respect to the financial statements and supplemental schedule of the American Pharmaceutical Partners Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

ERNST & YOUNG LLP

June 29, 2005

Chicago, Illinois